As filed with the Securities and Exchange Commission on April 30, 2026
Registration No. 333-[______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
BAYFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	6022	59-3665079
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
700 Central Avenue
St. Petersburg, Florida 33701
(727) 440-6848
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Scott J. McKim
Chief Financial Officer
BayFirst Financial Corp.
700 Central Avenue
St. Petersburg, Florida 33701
(Name, address, including zip code, and telephone number, including area code of agent for service)
Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Richard Pearlman, Esq. Igler and Pearlman, P.A. 3122 Mahan Drive Suite 801-180 Tallahassee, Florida 32308	Mark C. Kanaly, Esq. Willliam W. Hooper, Esq. Alston & Bird LLP 1201 West Peachtree Street Atlanta, GA 30309
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ■
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: □
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: □
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: □
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 30, 2026

BayFirst Financial Corp.

Up to 4,108,072 Shares of Common Stock

We are offering to our shareholders of record as of May 12, 2026, up to 4,108,072 shares of our common stock at a price of $3.50 per share. On April 28, 2026, we sold $80,000,000 in convertible preferred stock at an effective $3.50 per share of common stock. You may submit a subscription for one share for each share you owned as of May 12, 2026. However, if you purchased shares in the private placement, you may not participate in this offering. If all shares are purchased, the total purchase price of the shares offered in this offering and gross proceeds we receive, before expenses, would be $14.38 million.

We must receive your subscription by 5:00 p.m., Eastern time, on __, 2026. However, we have the option to extend the offering and the period for submitting your subscription for a period not to exceed 30 days, although we do not presently intend to do so. Pending closing of this offering, subscription funds will be held in escrow by an escrow agent. You should carefully consider whether to submit a subscription prior to the expiration of the offering. All subscriptions are irrevocable, even if the offering is extended by our Board of Directors. However, if we amend the offering to allow for an extension of the offering for a period longer than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of your subscription funds, without interest or deduction.

We have engaged Hovde Group, LLC to act as our sales agent in this offering. The sales agent will act on a “best efforts” basis. Therefore, they are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. Because the offering is not underwritten by a broker-dealer on a firm commitment basis, there can be no assurance that any shares of common stock we are offering will be sold. We will pay the sales agent a commission equal to 2% of the gross proceeds of this offering.

	Per share	Total(2)
Public offering price	$3.50	$14,378,252
Sales agent fees(1)	$0.07	$287,565
Proceeds to us, before expenses	$3.43	$14,090,687

(1) In connection with the offering, we have agreed to pay Hovde Group, LLC as sales manager a commission equal to 2% of the gross proceeds of this offering. See “Plan of Distribution”.
(2) Assumes the offering is fully subscribed.

Our Board of Directors makes no recommendation regarding your investment in this offering. Your ability to submit a subscription may not be sold, transferred, or assigned and will not be listed for trading on any stock exchange or market, specifically including the Nasdaq Capital Market.

Our Board of Directors may cancel the offering at any time prior to its expiration for any reason. In the event the offering is cancelled, all subscription payments received by the escrow agent will be returned, without interest or deduction, as soon as practicable.

Shares of our common stock are traded on the Nasdaq Capital Market under the symbol “BAFN.” On April 29, 2026, the closing sales price for our common stock was $8.00 per share. The shares of common stock issued in this offering will also trade on the Nasdaq Capital Market under the same symbol.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 18, as well as the other information relating to risks in documents we incorporate by reference into this prospectus to read about important factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission, or SEC, nor any state securities regulator have approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As permitted under the rules of the SEC, this prospectus incorporates important business information about BayFirst Financial Corp. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information” in this prospectus.

Sales Manager

HOVDE GROUP, LLC

The date of this prospectus is _____________, 2026

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the SEC using a continuous offering process. Under this process, during the offering period, we may sell the common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution.” You may obtain this information without charge by following the instructions under the section titled “Where You Can Find Additional Information” appearing elsewhere in this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our common stock.

The information contained in this prospectus, or any free writing prospectus prepared by us or on our behalf or to which we refer you, is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our assets, business, cash flows, financial condition, liquidity, prospects or results of operations may have changed since that date.

You should not interpret the contents of this prospectus, or any free writing prospectus prepared by us or on our behalf or to which we refer you, to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

We have not authorized anyone to provide any information to you other than that contained in this prospectus or in any free writing prospectus prepared by us or on our behalf to which we refer you. We take no responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Information contained on, or accessible through, our website is not part of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

As used in this prospectus, “BayFirst,” the “Company,” “we,” “us” and “our” refer to BayFirst Financial Corp., and the “Bank” refers to BayFirst National Bank, unless stated otherwise or the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions constitute “forward-looking statements.” Forward-looking statements involve risk and uncertainty and a variety of factors that could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed or implied in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on our operations and the operations of our subsidiary, BayFirst National Bank, include, but are not limited to, changes in:

•market interest rates and general economic conditions,
•legislative/regulatory changes,
•monetary and fiscal policies of the U.S. Government,
•the quality and composition of the loan or investment portfolios,
•demand for loan and deposit products,

•competition,
•demand for financial services in our primary trade area,
•litigation, tax and other regulatory matters,
•accounting principles and guidelines, and
•other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing and services.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can include in this prospectus information by referring you to another document already on file with the SEC that contains that information. Any information incorporated by reference into this prospectus is considered to be part of this prospectus.

We incorporate by reference the following documents filed with the SEC:

•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 27, 2026;

•Our Current Reports on Form 8-K filed on January 6, 2026, February 13, 2026, March 31, 2026, and April 30, 2026.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner of shares of our common stock, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide such reports or documents upon written or oral request, at no cost to the requester. Requests for such items should be made to Chief Financial Officer, Scott J. McKim, at (727) 440-6848.

You may also access these documents at our website, www.bayfirstfinancial.com.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

The Jumpstart Our Business Startups Act (the “JOBS Act”), was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly-public companies that qualify as “emerging growth companies.” We are an “emerging growth company” within the meaning of the JOBS Act. As an emerging growth company, we intend to take advantage of certain exemptions from various public reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), certain requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements, and the requirement that we hold a non-binding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of this exemption from new or revised accounting standards. Accordingly, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-

year period, more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the listing of our common stock on Nasdaq.

For certain risks related to our status as an emerging growth company, see the sections titled “Risk Factors,” and “We are an emerging growth company, as well as the other information relating to risks in documents we incorporate by reference into this prospectus and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.”

PROSPECTUS SUMMARY

This summary highlights information contained in or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before deciding whether or not you should submit a subscription. You should read this entire prospectus carefully, including the “Risk Factors” contained in this prospectus, the “Risk Factors” contained in the documents incorporated by reference herein, and our consolidated financial statements and the related notes and the other documents incorporated by reference herein, before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Information.”

BayFirst Financial Corp.

BayFirst Financial Corp. is a bank holding company that operates through its wholly owned subsidiary, BayFirst National Bank. BayFirst commenced its bank holding company operations on September 1, 2000, by acquiring all shares of the Bank. BayFirst’s primary source of income is from the Bank, which serves a broad spectrum of consumers and small businesses in the Tampa Bay/Sarasota region. BayFirst strives to be a progressive institution in its products and services, technology, design, and social responsibility. As of December 31, 2025, BayFirst had consolidated total assets of $1.30 billion, total loans held for investment of $963.9 million, total deposits of $1.18 billion, and total shareholders’ equity of $87.6 million.

BayFirst’s corporate office is located at the BayFirst Executive Center, 700 Central Avenue, St. Petersburg, Florida 33701, and our telephone number is (727) 440-6848. We maintain a website at www.bayfirstfinancial.com. This reference to our website is included for the convenience of investors only and our website and the information contained therein or limited thereto is not incorporated into this prospectus or the registration statement.

BayFirst National Bank

The Bank commenced operations on February 12, 1999, as a Florida state-chartered commercial bank. In 2022, the Bank converted its charter to a national banking association. The Bank currently operates out of its main office and eleven additional banking centers located in the Tampa Bay/Sarasota area. The Bank’s main office is located at the BayFirst Executive Center. The Bank does not engage in any foreign business activities. The Bank offers its products and services through its community banking centers. In the third quarter of 2025, the Bank discontinued its Small Business Administration ("SBA") 7(a) lending division.

Community Banking

The Bank has structured its community banking services and charges for such services in a manner designed to attract consumers, small and medium sized businesses, and professionals located primarily in Pinellas, Hillsborough, Sarasota, Manatee, and Pasco Counties. The Bank focuses on customers that are seeking the flexibility and personalized relationships that a community bank can provide. The Bank offers specialized business and personal checking accounts, internet banking and online bill payment, lock box services, remote capture and deposit, cash management, wire transfers, safety deposit boxes, courier services, and Automatic Clearing House originations, among other services.

The Bank also offers customary community bank deposit products, including interest-bearing and noninterest-bearing checking accounts, money market deposit accounts ("MMDA"), savings accounts, certificates of deposit and Individual Retirement Accounts. The consumer product offering also includes unique programs, including, among others: 1) the Essential checking that assists customers in rebuilding their access to the banking system, 2) the

TrendSetters Club which offers special benefits for those customers age 50+ years, and 3) the Cash Kids’ Club savings account that offers those age 12 and under special rates while teaching children basic financial skills through interactive and mobile application tools. The Bank’s business deposit products and related services include free checking accounts, interest-bearing checking accounts, savings accounts, MMDA, and access to business mobile and online banking, treasury management, cash management, merchant processing services, lock box services, remote deposit capture, and night depository.

A wide range of loans are also offered, including commercial, consumer, and real estate loans. The commercial lending efforts are directed principally toward businesses and professionals who otherwise do business with us, and include commercial real estate mortgages, construction and development loans, working capital loans, and business expansion loans. BayFirst focuses on providing the customer quick turnaround, competitive rates, and an easy application process. The Bank offers personal lines of credit, auto, boat, and recreational vehicle loans, residential mortgages, and home equity lines of credit. The Bank has been particularly successful in penetrating the small business community.

As of December 31, 2025, the Bank operated from twelve banking centers in the Tampa Bay area: five in Pinellas County, two in Hillsborough County, one in Manatee County, and four in Sarasota County.

Recent Developments

Private Placement

On April 28, 2026, the Company entered into a Securities Purchase Agreement with Kenneth R. Lehman and other investors (each, a “Purchaser” and collectively, the “Purchasers”). Pursuant to the Securities Purchase Agreement, on that same date, the Company issued and sold to the Purchasers, in the aggregate:
(i) 4,000 shares (the “Series D Shares”) of the Company’s Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series D, no par value (the “Series D Preferred Stock”), at a purchase price of $10,000 per Series D Share; and
(ii) 4,000 shares (the “Series E Shares” and together with the Series D Shares, the “Preferred Shares”) of the Company’s Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E, no par value, at a purchase price of $10,000 per Series E Share, in a private placement (the “Private Placement”), for gross proceeds of $80,000,000.
Subject to certain ownership limitations, the Preferred Shares are convertible (or, in the case of Mr. Lehman, as provided pursuant to the Exchange Agreement described herein exchangeable) into shares of Common Stock (the “Underlying Preferred Shares”) at the initial conversion rate of 2,857 shares of Common Stock per Preferred Share, which conversion rate is based on an initial conversion price of $3.50 per share of Common Stock and is subject to certain adjustments (the “Conversion Rate”).
Pursuant to the terms of the Securities Purchase Agreement, Mr. Lehman is entitled to designate one individual to be appointed to the Company’s and the Bank’s boards of directors, subject to any required regulatory approvals, waivers, or non-objections. Mr. Lehman has also been granted gross-up rights to acquire from the Company any equity or equity-linked securities (with certain exceptions) offered by the Company in order to enable him to maintain his proportionate ownership interest in the Company as immediately prior to such issuance.
The Bank and Mr. Lehman will work together to identify specific work-out assets and develop and adopt a mutually agreeable asset resolution plan pursuant to which the Bank will accelerate its work-out strategy with respect to those identified assets.
Shareholder Approvals
The Company will use its reasonable best efforts to hold a shareholder meeting in July 2026, to obtain shareholder approval of:

(i) an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Common Stock to at least 100,000,000 shares (the “Articles Amendment Approval”); and
(ii) the issuance of the Underlying Preferred Shares pursuant to applicable listing standards of the The Nasdaq Stock Market LLC (the “Issuance Approval” and together with the Articles Amendment Approval, the “Stockholder Approvals”).
If either of the Stockholder Approvals are not obtained at the initial shareholder meeting called by the Company, then the Company will include proposals to approve such Stockholder Approvals at a meeting of its shareholders no less than once in each subsequent three-month period beginning on the date of such previous shareholder meeting until such approval is obtained. If the Company does not obtain the Stockholder Approvals by December 15, 2026, it will be obligated to pay an 11% cumulative dividend on the Preferred Shares.
In the event that the Company has obtained the Issuance Approval but the Company’s shareholders have not approved the Articles Amendment Approval, the Company will effect a “Partial Conversion” of the Series D Preferred Stock, whereby outstanding shares of Series D Preferred Stock will automatically convert into shares of Common Stock, but only to the extent of the total number of shares of Common Stock available for issuance by the Company pursuant to its then effective articles of incorporation (taking into consideration any shares previously reserved for issuance), allocated pro rata among the holders of the Series D Preferred Stock and the Series E Preferred Stock.
Registration Rights Agreement
Simultaneous with entering into the Securities Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company will register for resale the Common Shares and the Underlying Preferred Shares (collectively, the “Registrable Securities”). The Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement registering the Registrable Securities for resale by the Purchasers by the earliest of:
(i) 30 days after the Stockholder Approvals;
(ii) 30 days after the Partial Conversion; and
(iii) December 15, 2026.
The Company shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to keep such registration statement effective until the earlier of:
(i) such time as all of the Registrable Securities covered by such registration statement have been publicly sold by the holders thereof; and
(ii) the date on which all Common Shares and Underlying Preferred Shares cease to be Registrable Securities.
If the Company fails to file the registration statement or have it declared effective by certain deadlines, if the registration statement ceases to remain effective, subject to specified grace periods, or if the Company fails to satisfy the current public information requirement of Rule 144(c)(1) under the Securities Act of 1933, as amended (the “Securities Act”), then the Company will pay monthly liquidated damages to the holders of Registrable Securities in an amount 1.0% of the aggregate purchase price paid by such Purchaser pursuant to the Securities Purchase Agreement for any unregistered Registrable Securities then held by such Holder, subject to certain caps and limitations. The Company will pay all fees and expenses incident to the Company’s performance of its obligations under the Registration Rights Agreement, excluding (with certain exceptions) any underwriting discounts, selling commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals and all legal fees and expenses of legal counsel for any holder of Registrable Securities. The Company and the Purchasers agreed to provide each other with certain indemnification and contribution rights.
Exchange Agreement
Simultaneous with entering into the Securities Purchase Agreement, the Company and Mr. Lehman entered into an Exchange Agreement, whereby the Company agreed under certain conditions to issue shares of Common Stock in exchange for Series E Shares held by Mr. Lehman. Each exchange is subject to the Stockholder Approvals and

Mr. Lehman obtaining the necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Change in Bank Control Act.
The representations, warranties, and covenants of the Company set forth in the Securities Purchase Agreement and the Exchange Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Securities Purchase Agreement and the Exchange Agreement, may be subject to limitations agreed upon by the contracting parties and standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties, unless otherwise specified therein, were made only as of the date of the Securities Purchase Agreement and the Exchange Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement and the Exchange Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Bank Chief Executive Officer and President
On April 28, 2026, the Bank appointed Alfred T. (“Al”) Rogers, Jr. to serve as its President and Chief Executive Officer, and as a member of its board of directors. Subject to the non-objection of the Federal Reserve Bank of Atlanta, the Company intends to appoint Mr. Rogers to serve as its President and Chief Executive Officer, and as a member of its board of directors.
Mr. Rogers, age 61, and began his banking career at First Union National Bank. Upon completion of that bank’s training program, he served as a Commercial Banker in the Tampa, Lakeland, and Nashville markets from 1987 to 1997. In 1997, Mr. Rogers joined Manufacturers Bank of Florida in Tampa, where he served as Chief Executive Officer and a member of its board of directors. During this time, he was involved in all aspects of expanding the bank through organic growth as well as the acquisition of Partners Savings Bank of Tampa. In 2001, Mr. Rogers was instrumental in selling Manufacturers Bank of Florida to Colonial Bank and began serving Colonial Bank as President and Senior Lender of the Tampa Bay market. Mr. Rogers joined USAmeriBank in 2007 as its Executive Lending Officer. Under his leadership, that bank grew from its 2007 de novo status to the Tampa Bay area’s largest independent community bank, with assets of more than $4.6 billion. Upon the acquisition of USAmeriBank by Valley National Bank in January 2018, Mr. Rogers serves as Valley National Bank’s Executive Vice President and Chief Lending Officer for Florida and Alabama until August of 2022, when he retired from those positions.
Also effective on April 28, 2026, the Company, the Bank, and Mr. Rogers entered into an Employment Agreement. The Employment Agreement’s initial term will expire on May 1, 2029. On May 1, 2027, and each subsequent May 1st, the Employment Agreement shall automatically be extended for an additional one-year period unless any party provides notice of non-renewal. Mr. Rogers will receive a minimum annual salary of $450,000. He will also receive an automobile allowance, reimbursement for country club memberships, and a term life insurance policy. He is also eligible to participate in any of the Bank’s or the Company’s employee benefit plans and programs. He is also entitled to receive specific stock and cash incentive payments based on his and the Bank’s performance.
The Employment Agreement subjects Mr. Rogers to two-year, post-termination, customer and employee non-solicitation obligations. Upon a “change in control,” Mr. Rogers will be entitled to receive a cash payment equal to 2.99 times his then current base salary and target bonus for that year.

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SUMMARY OF THE OFFERING

The following summary describes the principal terms of this offering, but is not intended to be complete. See the information under the heading “The Offering” in this prospectus for a more detailed description of the terms and conditions of this offering.

Securities Offered	We are offering up to 4,108,072 shares of our common stock.

Subscription Privilege	You may submit a subscription for one share for each share you owned as of the record date. However, if you purchased shares in our recent private placement, you may not participate in this offering.

Record Date	5:00 p.m., Eastern time, on May 12, 2026.

Expiration of the Offering	5:00 p.m., Eastern time, on ___, 2026.

Subscription Price	$3.50 per share, payable in cash. To be effective, any payment related to a subscription must clear prior to the expiration of the offering.

Use of Proceeds
We estimate that the net proceeds that we will receive from this offering, after deducting sales agent commissions and the estimated offering expenses payable by us, will be approximately $13.8 million. We intend to use the net proceeds to improve the capital levels of the Company and the Bank, fund incremental allowance for credit losses, and to support the continued growth of the Bank and return it to profitability.

Non-Transferability of Subscription Privilege	The ability to subscribe may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market, including the Nasdaq Capital Market.

Material U.S. Federal Income Tax Consequences
For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon submission of a subscription, but that conclusion may be unclear in certain respects. You should consult your own tax advisor as to the tax consequences of this offering. See “Material U.S. Federal Income Tax Consequences.”

No Board Recommendation
Our Board of Directors is making no recommendation regarding your submission of a subscription. You are urged to make your decision based on your own assessment of our business and this offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

No Revocation
All subscriptions are irrevocable, even if you later learn information that you consider to be unfavorable to the submission of your subscription and even if this offering is extended by our Board of Directors. However, if we amend the offering to allow for an extension of this offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced, without interest or deduction. You should not submit a subscription unless you are certain that you wish to purchase additional shares of our common stock at a price of $3.50 per share.

Extension, Cancellation and Amendment
We have the option to extend this offering and the period for submitting subscriptions for a period not to exceed 30 days, although we do not presently intend to do so. If we elect to extend the expiration of this offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration of this offering. We will extend the duration of this offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to submit subscriptions. If we elect to extend this offering for more than 30 days, then subscribers may cancel their subscriptions and receive a refund of their subscription funds, without interest or deduction.

Our Board of Directors may cancel this offering at any time prior to its expiration for any reason. If this offering is cancelled, we will issue a press release notifying shareholders of the cancellation and all subscription payments received by the escrow agent will be returned, without interest or deduction, as soon as practicable.

Our Board of Directors also reserves the right to amend or modify the terms of this offering. If we make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer subscribers the opportunity to cancel their subscriptions and issue a refund of any money advanced by such shareholder, without interest or deduction, and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of this offering to allow shareholders ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this offering and the new expiration date. The terms of the offering cannot be modified or amended after the expiration of the offering. Although we do not intend to do so, we may choose to amend or modify the terms of the offering for any reason, including, without limitation, in order to increase participation in the offering. Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated.

Procedures for Subscribing
To submit a subscription, you must complete the subscription forms and deliver them to the escrow agent, Wilmington Trust, NA., together with full payment for all the shares you subscribe for. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

Sales Agent	Hovde Group, LLC ("Hovde") will serve as our sales agent in this offering on a best efforts basis. We will pay them a 2.0% commission on all shares sold in the offering.

Backstop Purchaser	In the event this offering is not fully subscribed for, the Company will offer to sell to Kenneth R. Lehman, at the offering price, any and all shares otherwise unsold in this offering.

Shares Outstanding Before this Offering	4,108,072 shares of our common stock were outstanding as of April 28, 2026.

Shares Outstanding After Completion of this Offering
We expect to issue up to 4,108,072 shares of our common stock in this offering. We anticipate that we will have 8,216,144 shares of our common stock outstanding immediately after completion of the offering.

Fees and Expenses	We will pay the fees and expenses related to this offering.

Nasdaq Capital Market Trading Symbol	Shares of our common stock are traded on the Nasdaq Capital Market under the symbol “BAFN.”

Questions
If you have any questions about this offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact Hovde at (833) 587-4159 or by email to prospectus@hovdegroup.com.

Risk Factors
Before you invest in this offering, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 18 of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to subscribe to purchase shares of our common stock.

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QUESTIONS AND ANSWERS RELATING TO THE OFFERING

What is being offered?

We are offering for sale up to 4,108,072 shares of our common stock at a price of $3.50 per share. Holders of our common stock as of the record date of 5:00 p.m., Eastern time, on May 12, 2026, may subscribe to purchase one share of common stock they owned as of the record date. You may subscribe for any number of shares up to that amount, or not subscribe to purchase any shares. However, if you purchased shares in our recent private placement, you may not participate in this offering.

If you hold your shares in the name of a broker, custodian bank, dealer or other nominee who uses the services of the Depository Trust Company, or DTC, DTC will permit you to submit subscriptions through DTC.

The ability to subscribe may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market, including the Nasdaq Capital Market.

Are there any limits on the number of shares I may purchase in this offering?

Yes. Any purchases in the offering are inherently limited by the terms as described.

Why is the Company conducting this offering?

On April 28, 2026, we sold $80,000,000 in convertible preferred stock at a price equivalent to, the $3.50 per share offering price. We are conducting this offering to afford our current shareholders the ability to also acquire stock at the same price. We intend to use the net proceeds to improve the capital levels of the Company and the Bank, fund incremental allowance for credit losses, and to support the continued growth of the Bank and return it to profitability.

How was the $3.50 per share subscription price determined?

In determining the $3.50 per share subscription price, our Board of Directors considered factors including, but not limited to, our recent and current financial performance, potential losses in our loan portfolio, the likely cost of capital from other sources, the price at which new investors and current shareholders might be willing to purchase stock, our need for capital, and the desire to provide an opportunity to our shareholders to participate in the offering on the same terms as investors in our recent private placement. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in this offering. We cannot give any assurance that our common stock will trade at or above the subscription price in any given time period.

How soon must I submit a subscription?

Subscriptions may be submitted at any time beginning on the date of this prospectus and prior to the expiration of this offering, which is __, 2026, at 5:00 p.m., Eastern time. If you elect to subscribe, the escrow agent must actually receive all required documents and payments from you prior to the expiration of the offering. Although we have the option of extending the expiration of this offering for a period not to exceed 30 days, we currently do not intend to do so.

May I transfer my ability to subscribe?

No. You may not sell or transfer the ability to subscribe to anyone.

Are we requiring a minimum subscription to complete the offering?

No.

Are there any conditions to completing the offering?

No.

Can our Board of Directors extend, cancel or amend this offering?

Yes. We have the option to extend this offering and the period for submitting subscription for a period not to exceed 30 days, although we do not presently intend to do so. If we elect to extend the expiration of the offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration of the offering. We will extend the duration of the offering as required by applicable law or regulation and may choose to extend it if we decide to give shareholders more time to subscribe. If we elect to extend the offering for a period of more than 30 days, then subscribers may cancel their subscriptions and receive a refund of their subscription funds, without interest or deduction.

Our Board of Directors may cancel this offering at any time prior to the expiration of the offering for any reason. If the offering is cancelled, we will issue a press release notifying shareholders of the cancellation and all subscription payments received by the escrow agent will be returned, without interest or deduction, as soon as practicable.

Our Board of Directors also reserves the right to amend or modify the terms of this offering. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer subscribers the opportunity to cancel their subscriptions and issue a refund of any money advanced by such shareholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of this offering to allow shareholders ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this offering and the new expiration date. The terms of the offering cannot be modified or amended after the expiration date of the offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of this offering for any reason, including, without limitation, in order to increase participation in the offering. Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated.

Has the Board of Directors made a recommendation to our shareholders regarding the offering?

The Board of Directors does not make any recommendation to shareholders regarding subscribing for shares in this offering. You should make an independent investment decision about whether or not to subscribe for shares. Shareholders who subscribe for shares risk investment loss on new money invested. We cannot assure you that the market price for our common stock will remain above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

What will happen if I choose not to exercise subscribe for shares?

If you do not subscribe for shares, the number of shares of our common stock you own will not change. However, due to the fact that shares will be purchased by other shareholders in this offering, your percentage ownership after the completion of the offering will be diluted.

How do I submit a subscription? What forms and payment are required to purchase the shares of our common stock?

If you wish to participate in this offering, you must take the following steps:

•	deliver payment to the escrow agent using the methods outlined in this prospectus before 5:00 p.m., Eastern time, on __, 2026; and

•	deliver a properly completed subscription form to the escrow agent before 5:00 p.m., Eastern time, on ___, 2026.

If you send a payment that is insufficient to purchase the number of shares you subscribed for, or if the number of shares you requested is not specified in the forms, the payment received will be applied to the full extent possible based on the amount of the payment received, subject to the elimination of fractional shares.

When will I receive my new shares?

If you purchase shares through this offering, you will receive your new shares as soon as practicable after the closing of the offering.

After I send in my payment, may I cancel my subscription?

No. All subscriptions are irrevocable, even if you later learn information that you consider to be unfavorable to your investment decision and even if the offering is extended by our Board of Directors. However, if we amend the offering to allow for an extension of the offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced, without interest or deduction. You should not submit a subscription unless you are certain that you wish to purchase additional shares of our common stock at a price of $3.50 per share.

What should I do if I want to participate in this offering but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own.

The record holder must subscribe on your behalf for the shares of our common stock you wish to purchase. If you wish to participate in the offering and purchase shares of our common stock, please promptly contact the record holder of your shares. We will ask your broker, dealer, custodian bank or other nominee to notify you of the offering. You should receive an appropriate form from your record holder with the other offering materials.

How many shares of our common stock will be outstanding after this offering?

As of April 28, 2026, we had 4,108,072 of our common stock issued and outstanding and options and warrants to purchase 334,663 shares of our common stock outstanding. We expect to issue a maximum of 4,108,072 shares of our common stock in this offering. Assuming no options or warrants are exercised prior to the expiration of the offering, we anticipate that we will have 8,216,144 shares of our common stock outstanding immediately after completion of this offering.

What happens if the offering is not fully subscribed by our shareholders?

In the event this offering is not fully subscribed for, the Company will offer to sell to Kenneth R. Lehman, at the offering price, any and all shares otherwise unsold in this offering.

How much money will the Company receive from this offering?

Assuming all the shares of common stock offered are sold, the gross proceeds from the rights offering, before expenses, will be $14.38 million. Please see “Use of Proceeds.”

Are there risks in subscribing for shares?

Yes, subscribing for shares involves risks. Subscribing involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the headings “Risk Factors” in this prospectus.

 If the offering is not completed, will my subscription payment be refunded to me?

Yes. The escrow agent will hold all funds it receives in a segregated bank account until completion of this offering, pursuant to an escrow agreement between Wilmington Trust, N.A., us, and Hovde. If the offering is not completed, all subscription payments, without interest, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive payment because the escrow agent will return payments through the record holder of the shares.

Will the subscription privileges listed on a stock exchange or national market?

The ability to subscribe in this offering may not be sold, transferred or assigned and will not be listed or quoted for trading on any stock exchange or market, including the Nasdaq Capital Market.

How do I subscribe if I live outside the United States?

We will not mail this prospectus to shareholders whose addresses are outside the United States or who have an army post office or foreign post office address. The escrow agent will accept their subscriptions directly. To submit subscriptions, foreign shareholders must notify the escrow agent and also timely follow required procedures.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents and subscription payment by hand delivery, first class mail or overnight courier service to:

Wilmington Trust, N.A.
1100 North Market Street
Wilmington, DE 19890
Attn: Workflow Management

You are solely responsible for completing delivery to the escrow agent of your subscription documents and payment. We urge you to allow sufficient time for delivery of your subscription materials to the escrow agent.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact Hovde at (833) 587-4159 or by email to prospectus @hovdegroup.com.

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RISK FACTORS

Investing in our securities involves significant risks, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in this prospectus before investing in this offering. The risks that we have highlighted here are not the only ones that we face. Additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. In addition, there are risks beyond our control. If any of these risks actually occur, our business, financial condition or results of operations could be negatively affected, and you could lose part or all of your investment.

Risks Related to Our Business and Risks Related to Our Securities

Our business and securities related risks are described in detail in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026. The following risk factors supplement those risk factors.

Risks Related to this Offering

The market price of our common stock is volatile and may decline before or after the offering.

The trading price of our common stock is highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could be significant and could cause a loss in the amount invested in our shares of common stock.

In addition, the stock market in general, and the market for banks and bank holding companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. At times, securities class action litigation has been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.

We cannot assure you that the market price of our common stock will not decline after you subscribe for the shares. If that occurs, you may have committed to buy shares of our common stock in the offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the offering you will be able to sell your common stock at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the offering, you will not be able to sell the shares of our common stock that you purchase in this offering. A direct registration account statement from our transfer agent reflecting ownership of such shares will be delivered as soon as practicable after expiration of this offering. We will not pay you interest on subscription funds delivered to the escrow agent.

If you do not subscribe for the maximum amount of shares you may subscribe for, or if the offering is oversubscribed and we reduce your subscription, your ownership interest will be diluted.

This offering may result in our issuance of up to 4,108,072 additional shares of our common stock. If you choose not subscribe for the maximum amount of shares you may subscribe for, or if the offering is oversubscribed and we reduce your subscription, your relative ownership interest in us will be diluted to the extent shares are purchased by other shareholders in this offering.

The ability to subscribe is not transferable.

You may not sell, transfer or assign your ability to subscribe for shares in this offering. Therefore, there is no market or other means for you to directly realize any value associated with your ability to subscribe. You must submit a subscription and purchase shares of our common stock to realize any value that may be embedded in the your ability to subscribe for shares.

The subscription price determined for this offering is not an indication of the fair value of our common stock.

In determining the subscription price for this offering, our Board of Directors considered the price paid in our recent private placement, which was based on factors including, but not limited to, our recent and current financial performance, potential losses in our loan portfolio, the likely cost of capital from other sources, the price at which new investors and current shareholders might be willing to purchase stock, our need for capital, and the desire to provide an opportunity to our shareholders to participate in the offering on the same terms as investors in our recent private placement. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the offering. We cannot give you any assurance that our common stock will trade at or above the subscription price in any given time period. After the date of this prospectus, our common stock may trade at prices above or below the subscription price.

Because our management will have broad discretion over the use of the proceeds from this offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We are conducting this offering to improve the capital levels of the Company and the Bank, fund incremental allowance for credit losses, and to support the continued growth of the Bank and return it to profitability. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management regarding the use of the proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

We may cancel this offering at any time prior to its expiration, and neither we nor the escrow agent will have any obligation to you except to return your subscription funds.

We may, in our sole discretion, decide not to continue with this offering or cancel it prior to its expiration. If we do cancel this offering, we will issue a press release notifying shareholders of the cancellation and all subscription payments received by the escrow agent will be returned, without interest or deduction, as soon as practicable.

We may amend or modify the terms of this offering at any time prior to its expiration in our sole discretion.

Our Board of Directors reserves the right to amend or modify the terms of this offering in its sole discretion. Although we presently do not intend to do so, we may choose to amend or modify the terms of this offering for any reason. Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer subscribers the opportunity to cancel their subscriptions and issue a refund of any money advanced by them, and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of this offering to allow shareholders ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this offering and the new expiration date. The terms of this offering cannot be modified or amended after its expiration date.

You may not revoke your subscription exercise, even if this offering is extended by our Board of Directors, and you could be committed to buying shares above the prevailing market price.

Once you submit a subscription, you may not revoke it. If our Board of Directors decides to exercise its option to extend this offering, you still may not revoke your subscription. However, if we amend this offering to allow for an extension of this offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you advanced. The public trading market price of our common stock may decline before we issue shares in this offering. If you subscribe for shares and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price. Following this offering, you may be unable to sell your shares of our common stock at a price equal to or greater than the price you paid, and you may lose all or part of your investment.

If you do not act promptly and follow the subscription instructions, your subscription will be rejected.

Shareholders that desire to purchase shares in this offering must act promptly to ensure that all required forms and payments are actually received by the escrow agent prior to the expiration of the offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the escrow agent prior to the expiration of this offering. We are not responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the escrow agent prior to the expiration of the offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your subscription prior to the expiration of the offering, the escrow agent will reject your subscription or accept it only to the extent of the payment received. Neither we nor our sales agent nor the escrow agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

This offering may cause the price of our common stock to decrease.

The announcement of this offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if the offering is completed, may result in an immediate decrease in the trading price of our common stock. This decrease may continue after the completion of the offering. If that occurs, your purchase of shares of our common stock in this offering may be at a price greater than the prevailing trading price. Further, if a substantial number of shares are sold in the offering and their holders sell some or all of their shares, the resulting sales could depress the market price of our common stock.

You will not receive interest on subscription funds, including any funds ultimately returned to you.

You will not earn any interest on your subscription funds while they are being held by the escrow agent pending the closing of this offering.

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THE OFFERING

Subscriptions

Record holders of our common stock as of the record date have the non-transferable ability to subscribe to purchase shares of our common stock. The subscription price of $3.50 per share was determined by our Board of Directors based on factors including, but not limited to, our recent and current financial performance, potential losses in our loan portfolio, the likely cost of capital from other sources, the price at which new investors and current shareholders might be willing to purchase stock, our need for capital, and the desire to provide an opportunity to our shareholders to participate in the offering on the same terms as investors in our recent private placement.

You may submit a subscription for one share for each share you owned as of the record date. However, if you purchased shares in our recent private placement, you may not participate in this offering. If all shares are purchased, the total purchase price of the shares offered in this offering and gross proceeds we receive, before expenses, would be $14.38 million.

If you are a holder of record, a direct registration account statement from our transfer agent reflecting ownership of such shares of our common stock purchased in this offering will be delivered to you as soon as practicable after the offering has expired. If you hold your shares in the name of a bank, broker, dealer or other nominee, DTC will credit your nominee with the securities you purchased in this offering.

Reasons for the Offering

On April 28, 2026, we closed a private placement of convertible preferred stock at an effective conversion price of $3.50 per share common stock. We are conducting this offering to permit our current shareholders to also purchase shares at the same price. We intend to use the net proceeds to improve the capital levels of the Company and the Bank, fund incremental allowance for credit losses, and to support the continued growth of the Bank and return it to profitability.

Method of Submitting Subscriptions

The submission of a subscription is irrevocable and may not be cancelled or modified, even if the offering is extended by our Board of Directors. However, if we amend the offering to allow for an extension of the offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced, without interest or deduction

Subscription by Registered Holders

You may submit a subscription by properly completing and executing the subscription form together with any required signature guarantees and forwarding it, together with your full subscription payment, to the escrow agent at the address set forth below prior to the expiration of the offering.

Subscription by DTC Participants

We expect that subscriptions may be submitted through the facilities of DTC. If your shares are held of record through DTC, you may submit a subscription by instructing DTC, or having your broker instruct DTC, to forward your subscription information from your account to the account of the escrow agent, together with confirmation of the number of shares of our common stock you are subscribing for, and payment of your full subscription payment.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, custodian bank or other nominee, or if you hold our common stock certificates and would prefer to have an institution conduct the transaction on your behalf, you should instruct your broker, custodian bank or other nominee or institution to submit your subscription and deliver all documents and payment on your behalf prior to 5:00 p.m.,

Eastern time, on __, 2026, which is the expiration of this offering. Your subscription will not be considered submitted unless the escrow agent receives from you, your broker, custodian bank, nominee or institution, all of the required documents and your full subscription payment prior to 5:00 p.m., Eastern time, on __, 2026.

Payment Method

Your payment of the subscription price must be made in United States dollars for the full number of shares of common stock for which you are subscribing by cashier’s or certified check or wire transfer drawn upon a U.S. bank payable to “Wilmington Trust, N.A., as Escrow Agent for BayFirst 4-26 Public Escrow Account” at the address set forth below. The escrow agent will not accept non-certified checks or payment by any other means. Payment received after the expiration of the offering will not be honored, and the sales agent will return your payment to you, without interest or deduction, as soon as practicable.

Your payment will only be considered received by the escrow agent upon receipt by the escrow agent of any;

•Cashiers or certified checks drawn against a U.S. bank payable to “WILMINGTON TRUST, N.A. as Escrow Agent for “BayFirst 4-26 Public Escrow Account”, mailed to

Wilmington Trust, N.A.
1100 North Market Street
Wilmington, DE 19890
Attn: Workflow Management

•Wire transfer of immediately available funds directly to the account maintained by Wilmington Trust, N.A., as escrow agent for purposes of accepting subscriptions in this offering at:

Wilmington Trust, National Association
ABA #: 031100092
A/C #: 184604-000
A/C Name: BayFirst 4-26 Public Escrow Account
Attn: Amy Kohr

Your payments must be accompanied by properly completed subscription forms, and, if you pay by wire transfer, you should include sufficient information with the wire transfer to identify yourself, and ensure that your subscription form is also delivered to the escrow agent.

You should read the instruction letter for this offering carefully and strictly follow it. DO NOT SEND FORMS OR PAYMENTS TO US. We will not consider your subscription received until the escrow agent has received delivery of a properly completed and duly executed subscription forms and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the escrow agent or us.

The method of delivery of subscription forms and payment of the subscription amount to the escrow agent will be at the risk of subscribing shareholders. If sent by mail, we recommend that you send those documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the escrow agent and clearance of payment prior to the expiration of the offering.

Unless your subscription documents provide that the shares of our common stock are to be delivered to the record holder or such certificate is submitted for the account of a bank or a broker, signatures must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the escrow agent.

Missing or Incomplete Subscription Information

If you do not indicate the number of shares being subscribed for, or the escrow agent does not receive the full subscription payment for the number of shares you indicate you are subscribing for, then you will be deemed to have subscribed for the maximum number of shares that may be purchased with the aggregate subscription payment you delivered to the escrow agent. If we do not apply your full subscription payment to your purchase of shares of our common stock, any excess subscription payment received by the escrow agent will be returned, without interest or deduction, as soon as practicable.

Expiration Date and Amendments

The subscription period, expires at 5:00 p.m., Eastern time, on __, 2026, which is the expiration of the offering. If you do not submit a subscription prior to that time, your ability to subscribe will expire. We will not be required to issue shares of our common stock to you if the escrow agent receives your subscription forms or your subscription payment after that time, regardless of when the documents and subscription payment were sent. We may extend the expiration of this offering for a period not to exceed 30 days by giving oral or written notice to the escrow agent prior to the expiration of the offering, although we presently do not intend to do so. If we elect to extend the expiration of the offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration of the offering. We will extend the duration of the offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to submit subscriptions. If we elect to extend the offering for a period of more than 30 days, then holders who have subscribed for shares may cancel their subscriptions and receive a refund of all money advanced, without interest or deduction.

Our Board of Directors also reserves the right to amend or modify the terms of this offering. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer subscribers the opportunity to cancel their subscriptions and issue a refund of any money advanced by such shareholders, without interest or deduction, and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of this offering to allow shareholders ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this offering and the new expiration date. The terms of the offering cannot be modified or amended after the expiration date of the offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of this offering for any reason, including, without limitation, in order to increase participation in the offering. Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated.

Subscription Price

In determining the subscription price, our Board of Directors considered the price paid in our recent private placement, which was based on factors including, but not limited to, our recent and current financial performance, potential losses in our loan portfolio, the likely cost of capital from other sources, the price at which new investors and current shareholders might be willing to purchase stock, our need for capital, and the desire to provide an opportunity to our shareholders to participate in the offering on the same terms as investors in our recent private placement.

The subscription price was established at a price of $3.50 per share. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in this offering. We cannot assure you that the market price of our common stock will not decline during or after the offering. We also cannot assure you that you will be able to sell shares of our common stock purchased during the offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common stock before submitting a subscription.

Withdrawal and Termination

We reserve the right to withdraw the offering prior to its expiration for any reason. We may terminate the offering, in whole or in part, if at any time before completion of the offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the offering that in the sole judgment of our Board of Directors would or might make the offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the offering. We may waive any of these conditions and choose to proceed with the offering even if one or more of these events occur. If we terminate, cancel or withdraw the offering, in whole or in part, we will issue a press release notifying the shareholders of such event, all affected subscriptions will expire, and all excess subscription payments received by the escrow agent will be returned, without interest or deduction, as soon as practicable following such termination, cancellation or withdrawal.

Sales Agent

The sales agent for this offering is Hovde Group, LLC. The sales agent will be available to answer any questions you may have about the offering by phone at (833) 587-4159 or by email to prospectus@hovdegroup.com.

Escrow Agent

The escrow agent for the offering is Wilmington Trust, N.A.. The address at which subscription payments and subscription forms should be mailed or delivered by hand delivery, first class mail or overnight courier service is:

Wilmington Trust, N.A.
1100 North Market Street
Wilmington, DE 19890
Attn: Workflow Management

You must ensure that your payments are accompanied by accurately completed subscription forms, so that your payment can be properly attributed to you.

Fees and Expenses

We will pay all fees charged by the escrow agent and the escrow agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with your subscription.

No Fractional Shares

We will not issue fractional shares or cash in lieu of fractional shares. Fractional shares of our common stock which may otherwise be issued will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the escrow agent will be returned, without interest or deduction, as soon as practicable.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of this offering as soon as possible to learn their intentions with respect to submitting subscriptions. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner instructs, you should complete the appropriate documents and submit them to the escrow agent with the proper subscription payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may submit subscriptions for all such beneficial owners in the aggregate who otherwise would have been entitled to, had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the escrow agent by submitting the appropriate form which is provided with your offering materials. If you did not receive this form, you should contact the sales agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or otherwise hold shares through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the offering. If you wish to submit a subscription, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription, you should complete and return to your broker, custodian bank or other nominee the appropriate form. You should receive this form from your broker, custodian bank or other nominee with the other offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Transferability of Subscription Privileges

The ability to subscribe is non-transferable and, therefore, you may not sell, transfer or assign your subscription privileges to anyone.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the subscriptions, including time of receipt and eligibility to participate in this offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and we may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even if you later learn information that you consider to be unfavorable to the submission of your subscription and even if the offering is extended by our Board of Directors, and we will not accept any alternative, conditional or contingent subscriptions or directions. However, if we amend the offering to allow for an extension of the offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced, without interest or deduction. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the escrow agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the offering, only when properly completed and duly subscription forms and any other required documents and the full subscription payment have been received by the escrow agent. Our interpretations of the terms and conditions of the offering will be final and binding.

Escrow Arrangements; Return of Funds

The escrow agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the offering. The escrow agent will hold this money in escrow until the offering is completed or is withdrawn and canceled. If the offering is canceled for any reason, all subscription payments received by the escrow agent will be returned, without interest or deduction, as soon as practicable. In addition, all subscription payments received by the escrow agent will be returned, without interest or deduction, as soon as practicable, if subscribers decide to cancel their subscriptions in the event that we extend the offering for a period of more than 30 days after the expiration date or if there is a fundamental change to the offering.

Shareholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the offering, if any, until such shares are issued in uncertificated, book-entry form, which means that you will receive a direct registration account statement from our transfer agent reflecting ownership of such shares if you are a holder of record. If you hold your shares in the name of a bank, broker, dealer or other nominee, DTC will credit your nominee with the shares you purchased in this offering. You will have no right to revoke your subscription after you deliver your completed subscription forms, the full subscription payment and any other required documents to the escrow agent, unless we amend or modify the terms of the offering.

Foreign Shareholders

We will not mail this prospectus or subscription forms to shareholders with addresses that are outside the United States or that have an army post office or foreign post office address. The escrow agent will hold these items for their account. To submit subscriptions, our foreign shareholders must notify the escrow agent prior to 11:00 a.m., Eastern time, at least three business days prior to the expiration of the offering and demonstrate to the satisfaction of the escrow agent that the submission of such subscription does not violate the laws of the jurisdiction of such shareholder.

No Revocation or Change

Once you submit subscription documents and payment, you are not allowed to revoke or change the exercise or request a refund of monies paid. All subscriptions are irrevocable, even if you later learn information that you consider to be unfavorable to your subscription and even if the offering is extended by our Board of Directors. However, if we amend the offering to allow for an extension of the offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced, without interest or deduction. You should not submit a subscription unless you are certain that you wish to purchase additional shares of our common stock at the subscription price.

Regulatory Limitation

We will not be required to issue to you shares of our common stock in this offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the offering expires, you have not obtained such clearance or approval.

No Recommendation

Our Board of Directors is making no recommendation regarding whether you should subscribe to purchase shares. You are urged to make your decision based on your own assessment of our business and this offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Listing

The ability to subscribe will not be listed or quoted for trading on any stock exchange or market, nor on the Nasdaq Capital Market. The shares of our common stock issuable in this offering will be available for trading on the Nasdaq Capital Market under the symbol “BAFN.”

Shares of Our Common Stock Outstanding After this Offering

Assuming no outstanding and vested stock options or warrants are exercised prior to the expiration of the offering, we expect that there will be 8,216,144 shares of our common stock outstanding immediately after completion of the offering.

Other Matters

We are not making this offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from shareholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from submitting subscriptions. We may delay the commencement of the offering in those states or other jurisdictions, or change the terms of the offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may subscribe to purchase in order to comply with state securities laws. We may decline to make modifications to the terms of the offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from subscribing you will not be eligible to participate in this offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in this offering.

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PLAN OF DISTRIBUTION

As soon as practicable after the commencement of this offering, we will distribute subscription forms to individuals who owned shares of our common stock at 5:00 p.m., Eastern time, on May 12, 2026, the record date for this offering. If you wish to submit a subscription and purchase shares of our common stock, you should complete the subscription forms and return them with payment for the shares by hand delivery, first class mail or overnight courier service to the escrow agent:

Wilmington Trust, N.A.
1100 North Market Street
Wilmington, DE 19890
Attn: Workflow Management

See “The Offering—Method of Submitting Subscriptions.” If you have any questions, you should contact Hovde at (833) 587-4159 or by email to prospectus@hovdegroup.com.

We have engaged Hovde to act as our sales agent in this offering, pursuant to a Placement Agency Agreement dated __________, 2026. The sales agent will act on a “best efforts” basis. Therefore, they are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. Because the offering is not underwritten by a broker-dealer on a firm commitment basis, there can be no assurance that any shares of common stock we are offering will be sold.

Fees and Expenses

We will pay the sales agent a commission equal to 2% of the gross proceeds of this offering. The following table shows the per share and total cash sales agent’s fees we will pay to the sales agent in connection with the sale of securities offered pursuant to this prospectus assuming the purchase of all of the shares of common stock offered hereby:

	Per share	Total
Public offering price	$3.50	$14,378,252
Sales agent fees	$0.07	$287,565
Proceeds to us, before expenses	$3.43	$14,090,687

Some of our employees may solicit responses from you, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation.

We estimate that our total expenses, including commissions, in connection with this offering will be approximately $580,000. Other than as described herein, we do not know of any existing agreements between or among any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

Indemnification

We have agreed to indemnify the sales agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the sales agent may be required to make in respect of such liabilities.

Lock-Up Agreements

In connection with the Private Placement, certain of our executive officers and directors agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of 30 days.

Regulation M

The sales agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the sales agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the sales agent acting as principal. Under these rules and regulations, the sales agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Certain Relationships

Hovde also acted as placement agent in the Private Placement.

Exchange Listing

The shares of common stock issued in this offering will be listed on the Nasdaq Capital Market under the symbol “BAFN.”

USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering, after deducting sales agent commissions and the estimated offering expenses payable by us, will be approximately $13.8 million. However, this offering is being conducted on a “best-efforts” basis, so the sales agent is not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. Because the offering is not underwritten by a broker-dealer on a firm commitment basis, there can be no assurance that any shares of common stock we are offering will be sold. Accordingly, the net proceeds, if any, that we may receive as a result of the subscription may be substantially less than as described above. We intend to use the net proceeds, including commissions, to improve the capital levels of the Company and the Bank, fund incremental allowance for credit losses, and to support the continued growth of the Bank and return it to profitability.

MARKET PRICE, DIVIDENDS, AND RELATED STOCKHOLDER MATTERS

As of April 28, 2026, we had approximately 533 record holders of our common stock. Our common stock is listed on the Nasdaq Capital Market under the symbol “BAFN.”

In July 2025, our Board of Directors suspended payments of dividends to common and preferred shareholders. Future dividends may be declared subject to the discretion of the Board. Our Board may consider, among other factors, debt service requirements of our debt both at the Bank and parent company levels, the dividend requirements of any outstanding preferred stock, our projected earnings, financial condition, and regulatory capital requirements, including applicable statutory and regulatory restrictions on the payment of dividends, in determining whether or not to declare a dividend.

LEGAL PROCEEDINGS

We are not currently involved in any litigation that we believe may result in a material loss. From time-to-time, we are involved in litigation arising in the ordinary course of our business.

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DESCRIPTION OF OUR SECURITIES

Common Stock

We have 15,000,000 shares of authorized common stock, no par value. Each share of common stock has the same relative rights and is identical in all respects with every other share of common stock. The holders of common stock are entitled to elect the members of the Board and are entitled to vote as a class on all matters required or permitted to be submitted to the stockholders. Holders of common stock have one vote for each share of common stock owned, and do not have the right to cumulative votes in the election of directors.

Subject to the rights of the holders of our preferred shares, the holders of our common stock are entitled to dividends and other distributions if, as, and when, declared by our Board out of assets legally available for that purpose. Upon the liquidation, dissolution or winding up of BayFirst, the holder of each share of common stock is entitled, subject to the rights of the holders of our preferred shares, to share ratably, based on the number of shares held, in BayFirst’s assets remaining after payment of all of our debts and liabilities. All shares of our common stock currently outstanding are fully paid and non-assessable. Holders of our common stock do not have preemptive, conversion, exchange, or other rights to subscribe for or purchase any additional shares of common stock that we may issue in the future. If additional shares of our common stock are issued, such new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid. There are no redemptive or sinking fund provisions applicable to the common stock.

The terms our Series A Preferred Stock, Series B Convertible Preferred Stock, Series C Cumulative Convertible Preferred Stock, Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series D, and Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E, described below, prohibit us from declaring or paying any dividends on our common stock, or from repurchasing, redeeming or acquiring our common stock, unless we have declared and paid full dividends on our outstanding preferred stock for the most recently completed dividend period.

Fractional Shares

We have issued, and may continue to issue, fractional shares of our common stock. Florida law provides that the holder of a fractional share is entitled to exercise the rights of a shareholder. The relevant statute (Section
607.0604, Florida Statutes) enumerates those rights to specifically include the right to vote, the right to receive dividends, and the right to receive distributions upon dissolution. Such rights would be available to, and exercised by, a shareholder in proportion to the amount of shares owned. Without limiting the generality of applicable Florida law, we intend to provide all shareholders, including any owner of a fractional share with all confirmations, proxy statements, and other documents required by law to be, or otherwise, provided to security holders.

BayFirst and our stock transfer agent will accept, process, and recognize trades in fractions of shares. A shareholder’s ownership of any fractional share will be recorded on our stock ledger. A shareholder may engage in private sales or purchases of fractional BayFirst shares.

Nasdaq does not permit the buying or selling of fractional shares. We do not believe other established markets or exchanges permit so either.

However, different brokers and their trading platforms handle fractional shares in different ways. Some facilitate trading fractional shares. Because of our size and relatively inactive market for our stock, a shareholder’s broker may not facilitate the trading of a BayFirst fractional share. Depending on the broker, a shareholder might need to buy or sell a certain dollar amount of fractional stock in order to complete a transaction. We can offer no assurance as to whether any broker or trading platform will permit an investor to purchase or sell a fractional share of BayFirst common stock. If a shareholder wants to buy or sell a fractional share, the shareholder should compare brokerages before signing up to ensure the one the shareholder chooses allows it.

Preferred Stock Generally

We have 1,000,000 shares of authorized preferred stock, no par value. Our articles of incorporation provide that our Board of Directors may authorize and issue series of preferred stock without stockholder approval. Any preferred shares issued in the future may further restrict our ability to declare or pay dividends on any junior stock, including the common stock.

Series A Preferred Stock

Of the 1,000,000 shares of authorized preferred stock, 10,000 shares have been designated as Series A Preferred Stock. Each share of Series A Preferred Stock has the same relative rights and is identical in all respects with every other share of Series A Preferred Stock. The holders of Series A Preferred Stock do not have voting rights, except as required by the Florida Business Corporation Act.

Holders of shares of Series A Preferred Stock are entitled to receive quarterly cash dividends at 9% per annum (unless we have not redeemed the shares by the tenth anniversary of their issuance, in which event the rate is subject to be increased to 11%). The terms our Series A Preferred Stock prohibit us from declaring or paying any dividends on any junior series of our capital stock, including our common stock, or from repurchasing, redeeming or acquiring such junior stock, unless we have declared and paid full dividends on our outstanding preferred stock for the most recently completed dividend period.

Upon the dissolution, liquidation or winding up of the affairs of BayFirst, whether voluntary or involuntary, the holders of Series A Preferred Stock then outstanding, together with holders of shares of any preferred shares then outstanding ranking on a parity with the Series A Preferred Stock upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of BayFirst (or the proceeds thereof) available for distribution to the holders of Series A Preferred Stock after satisfaction of claims of creditors of BayFirst and any distribution or payments due to holders of preferred shares higher in priority to the Series A Preferred Stock, but before any distribution or payment shall be made in respect of the common shares or with respect to preferred shares lower in priority to the Series A Preferred Stock, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for Series A Preferred Stock is $1,000 per share plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full.

Series A Preferred Stock, Series B Convertible Preferred Stock, and Series C Cumulative Convertible Preferred Stock are pari passu with respect to dividend and liquidation preferences.

On the tenth anniversary of the issuance of any Series A Preferred Stock, BayFirst must redeem such shares; provided, however, that BayFirst will not be so obligated if it does not have adequate funds to pay the redemption price or is prohibited by law or otherwise from redeeming the shares. BayFirst may redeem any portion of the outstanding Series A Preferred Stock at any time after the third anniversary of their issuance. The redemption price in either instance will be $1,000 per share plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full.

Series B Convertible Preferred Stock

In addition, 20,000 shares of preferred stock have been designated as Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock has the same relative rights and is identical in all respects with every other share of Series B Convertible Preferred Stock. The holders of Series B Convertible Preferred
Stock do not have voting rights, except as required by the Florida Business Corporation Act.

The holders of shares of Series B Convertible Preferred Stock are entitled to receive quarterly cash dividends at 8% per annum (subject to increase to 9% if we have not redeemed the shares by the tenth anniversary of their issuance). The terms our Series B Convertible Preferred Stock prohibit us from declaring or paying any dividends on any junior series of our capital stock, including our common stock, or from repurchasing, redeeming or acquiring such junior stock, unless we have declared and paid full dividends on our outstanding preferred stock for the most recently completed dividend period.

Upon the dissolution, liquidation or winding up of the affairs of BayFirst, whether voluntary or involuntary, the holders of Series B Convertible Preferred Stock then outstanding, together with holders of shares of any preferred shares then outstanding ranking on a parity with the Series B Preferred Stock upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of BayFirst (or the proceeds thereof) available for distribution to the holders of Series B Convertible Preferred Stock after satisfaction of claims of creditors of BayFirst and any distribution or payments due to holders of preferred shares higher in priority to the Series B Convertible Preferred Stock, but before any distribution or payment shall be made in respect of the common shares or with respect to preferred shares lower in priority to the Series B Convertible Preferred Stock, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for Series B Convertible Preferred Stock is $1,000 per share plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full.

Series A Preferred Stock, Series B Convertible Preferred Stock, and Series C Cumulative Convertible Preferred Stock are pari passu with respect to dividend and liquidation preferences.

The holders of shares of Series B Convertible Preferred Stock have the right to convert such shares into shares of common stock at a conversion ratio equal to the quotient of: (i) the $1,000 liquidation preference; divided by
(ii) the tangible book value per share of common stock, calculated on the basis of BayFirst’s financial statements, as of the last day of the calendar quarter occurring prior to the date on which a holder exercises the conversion right; provided, however, that tangible book value shall be adjusted to reflect a subsequent quarter end only on the last day of the month succeeding such quarter end.

On the tenth anniversary of the issuance of any Series B Convertible Preferred Stock, BayFirst must redeem such shares; provided, however, that BayFirst will not be so obligated if it does not have adequate funds to pay the redemption price or is prohibited by law or otherwise from redeeming the shares. BayFirst may redeem any portion of the outstanding shares of Series B Convertible Preferred Stock at any time after the earlier of: (i) the third anniversary of their issuance; or (ii) the consummation of the first sale of shares of common stock in a bona fide underwritten public offering that results in aggregate net proceeds of not less than $30.0 million. The redemption price in either instance will be $1,000 per share plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution.

Series C Cumulative Convertible Preferred Stock

An additional 10,000 shares of preferred stock have been designated as Series C Cumulative Convertible Preferred Stock. Each share of Series C Cumulative Convertible Preferred Stock has the same relative rights and is identical in all respects with every other share of Series C Cumulative Convertible Preferred Stock. The holders of Series C Convertible Preferred Stock do not have voting rights, except as required by the Florida Business Corporation Act.

The holders of shares of Series C Cumulative Convertible Preferred Stock are entitled to receive quarterly cash dividends at 11% per annum (subject to increase to 12% if we have not redeemed the shares by the tenth anniversary of their issuance). The terms our Series C Cumulative Convertible Preferred Stock prohibit us from declaring or paying any dividends on any junior series of our capital stock, including our common stock, or from repurchasing, redeeming or acquiring such junior stock, unless we have declared and paid full dividends on our outstanding preferred stock for the most recently completed dividend period.

Upon the dissolution, liquidation or winding up of the affairs of BayFirst, whether voluntary or involuntary, the holders of Series C Cumulative Convertible Preferred Stock then outstanding, together with holders of shares of any preferred shares then outstanding ranking on a parity with the Series C Preferred Stock upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of BayFirst (or the proceeds thereof) available for distribution to the holders of Series C Cumulative Convertible Preferred Stock after satisfaction of claims of creditors of BayFirst and any distribution or payments due to holders of preferred shares higher in priority to the Series C Cumulative Convertible Preferred Stock, but before any distribution or payment shall be made in respect of the common shares or with respect to preferred shares lower in priority to the Series C Cumulative Convertible Preferred Stock, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for Series C Cumulative Convertible Preferred Stock is $1,000 per share plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full.

Series A Preferred Stock, Series B Convertible Preferred Stock, and Series C Cumulative Convertible Preferred Stock are pari passu with respect to dividend and liquidation preferences.

The holders of shares of Series C Cumulative Convertible Preferred Stock have the right to convert such shares into shares of common stock at a conversion ratio equal to the quotient of: (i) the $1,000 liquidation preference; divided by (ii) the tangible book value per share of common stock, calculated on the basis of BayFirst’s financial statements, as of the last day of the calendar quarter occurring prior to the date on which a holder exercises the conversion right; provided, however, that tangible book value shall be adjusted to reflect a subsequent quarter end only on the last day of the month succeeding such quarter end.

On the tenth anniversary of the issuance of any Series C Cumulative Convertible Preferred Stock, BayFirst must redeem such shares; provided, however, that BayFirst will not be so obligated if it does not have adequate funds to pay the redemption price or is prohibited by law or otherwise from redeeming the shares. BayFirst may redeem any portion of the outstanding shares of Series C Cumulative Convertible Preferred Stock at any time after the earlier of: (i) the third anniversary of their issuance; or (ii) the consummation of the first sale of shares of common stock in a bona fide underwritten public offering that results in aggregate net proceeds of not less than $30.0 million. The redemption price in either instance will be $1,000 per share plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution.

Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series D

Holders of shares of Series D Preferred Stock are entitled to receive, when, as and if declared by the Board out of funds of the Company legally available therefor, pari passu with the shares of Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E, cumulative dividends in arrears at the rate per annum of 11% per share, payable semi-annually on June 15 and December15 of each year, commencing on December 15, 2026. Dividends may be paid in cash or in kind through the issuance of additional shares of Series D Preferred Stock. To the extent that such dividends are not paid semi-annually, then such unpaid dividends will accrue and compound until paid. The holders of Series D Preferred Stock will not be entitled to receive any dividends on shares of Series D Preferred Stock converted to Common Stock on or prior to December 15, 2026.

The holders of shares of Series D Preferred Stock do not have any voting rights, except for certain protective matters such as amendments to the Company’s articles of incorporation that create any class or series of capital stock of the Company ranking senior to the Series D Preferred Stock.

Whenever dividends payable on the shares of Series D Preferred Stock have not been paid for an aggregate of three or more six-month dividend periods, in each case whether or not consecutive, the authorized number of directors of the Company shall automatically be increased by two and the holders of the Series D Preferred Stock shall have the right to elect two directors to fill such newly created directorships at the Company’s next annual meeting of shareholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends for all past six-month dividend periods, including the latest completed dividend period, on all outstanding shares of Series D Preferred Stock have been declared and paid in full.

Within five business days after the date on which (i) required stockholder approvals have been received, (ii) articles of amendment have been filed with the Florida Department of State to increase the number of authorized shares of common stock to at least 100,000,000 shares and (iii) a certificate of amendment has been issued by the Florida Department of State with respect thereto (the “Conversion Date”), all outstanding shares of Series D Preferred Stock (with certain limitations) shall automatically convert into shares of common stock at the appropriate conversion rate. If, however, the Company’s shareholders have approved the conversion proposal but not the articles amendment proposal, then a partial conversion shall occur.

Prior to conversion of the Series D Preferred Stock into common stock, no dividend or distribution shall be declared or paid upon any shares of common stock or other class or series of stock junior in priority to the Series D Preferred Stock.

Shares of Series D Preferred Stock duly converted, or otherwise reacquired by the Company, will resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance (provided that any such cancelled shares of Series D Preferred Stock may be reissued only as shares of any series of preferred stock other than Series D Preferred Stock).

The shares of Series D Preferred Stock are senior to shares of common stock, such that in the event of any liquidation, dissolution or winding up of the Company’s affairs, each holder of shares of Series D Preferred Stock will be entitled to receive for each share of Series D Preferred Stock, out of the assets of the Company or proceeds thereof available for distribution to shareholders of the Company, before any distribution of such assets or proceeds is made to the holders of common stock, pari passu with the Series E Preferred Stock, payment in full in an amount equal to the sum of (i) the liquidation amount (which is initially $10,000.00 per share of Series D Preferred Stock) and (ii) any declared and unpaid dividends on such share. In the case of a merger, sale of substantially all of the Company’s assets or certain other reorganization events, each holder of Series D Preferred Stock will be entitled to receive for each share of Series D Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus), legally available for distribution to the shareholders of the Company, a preference distribution equal to two times the amount of the liquidation preference.

Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E

The terms of the Series E Preferred Stock are generally the same as the Series D Preferred Stock, except that the shares of Series E Preferred Stock are not convertible in the hands of the initial holder or any other holder that is not a “Permitted Transferee.” A “Permitted Transferee” is a transferee that is not affiliated with the initial holder and that obtained shares of Series E Preferred Stock through certain permitted transfers or from another transferee that is a Permitted Transferee.

Transfer Agent and Warrant Agent

Continental Stock Transfer & Trust Company serves as our stock transfer agent and registrar. It also serves as our warrant agent. Its address is 1 State Street, 30th Floor, New York, New York 10004 and its telephone number is (212) 509-4000.

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INDEMNIFICATION

Under Florida law, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation’s best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under Florida law, a corporation may not indemnify an officer or director against liability in connection with a claim by, or in the right of, the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. Florida law provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation’s articles of incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the articles of incorporation, officers of a corporation are also entitled to the benefit of the above statutory provisions.

Consistent with Florida law, both BayFirst’s and the Bank’s bylaws provide for the indemnification of our directors or officers to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences relating to the ownership and disposition of shares of our common stock purchased in this offering. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, published administrative positions of the IRS and judicial decisions, all as in effect on the date hereof. Those authorities may be changed or subject to new interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized below. We have not sought, and do not expect to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation. Moreover, this summary does not address any U.S. federal non-income (including estate or gift), state, local or non-U.S. tax considerations, the Medicare tax imposed on certain net investment income or considerations under any applicable tax treaty.

This summary applies only to holders who purchase shares of our common stock in this offering as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is general in nature and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances or status (for example, U.S. holders subject to the alternative minimum tax) or special rules that may apply to certain holders, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, S-corporations, persons liable for alternative minimum tax, holders who hold such stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, holders whose functional currency is not the U.S. dollar. Additionally, this discussion does not address U.S. holders who beneficially own our shares through either a “foreign financial institution” (as such term is defined in Section 1471(d) (4) of the Code) or certain other non-U.S. entities specified in Section 1472 of the Code.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the beneficial owner of shares of our common stock, the U.S. federal income tax treatment of a partner or owner in such partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. Holders that are partnerships (and partners or owners in such partnerships) are urged to consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. HOLDERS OF SHARES OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK.

Tax Consequences to U.S. Holders

A “U.S. holder” means a beneficial owner of shares of our common stock that is or is treated as, for U.S. federal income tax purposes, any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons, as defined under Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

Distributions

Distributions with respect to shares of our common stock will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

Dividend income received by certain non-corporate U.S. holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, under current law, provided that the U.S. holder meets the applicable holding period and other requirements. Dividend income on shares of our common stock paid to U.S. holders that are domestic corporations generally will qualify for the dividends-received deduction if the requisite holding period is satisfied.

To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the holder’s adjusted tax basis in such shares of our common stock and thereafter as capital gain. Such capital gain will be long-term capital gain if the holder’s holding period for such shares is more than one year at the time of the applicable distribution. Under current law, long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates of U.S. federal income tax.

Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock

If a U.S. holder sells or otherwise disposes of shares of our common stock in a taxable transaction, the U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized and the holder’s adjusted tax basis in the shares. The amount realized is generally the amount of cash received plus the fair market value of any other property received for such shares. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares is more than one year at the time of disposition. Under current law, long-term capital gain of a non-corporate U.S. holder is generally taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and/or backup withholding with respect to dividend payments and the gross proceeds from the disposition of shares of our common stock a. Backup withholding may apply under certain circumstances if the U.S. holder: (i) fails to furnish the holder’s social security or other taxpayer identification number (a “TIN”); (ii) furnishes an incorrect TIN; (iii) fails to report interest or dividends properly; or (iv) fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that the holder is not subject to backup withholding and that the U.S. holder is a United States person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle the holder to a refund with respect to) the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate their exempt status. U.S. holders are urged to consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

A “non-U.S. holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. holder.

Taxation of Distributions on Common Stock

Any distributions of cash or property to a non-U.S. holder made with respect to our common stock generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed by an applicable income tax treaty). In order to obtain a reduced withholding tax rate under a tax treaty, if applicable, a non-U.S.

holder will be required to provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying the holder’s entitlement to benefits under a treaty. In addition, a non-U.S. holder will not be subject to withholding tax if the non-U.S. holder provides an IRS Form W-8ECI certifying that the distributions are effectively connected with the holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment or fixed base maintained by such non-U.S. holder within the United States); instead, the non-U.S. holder generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to United States persons. If a non-U.S. holder is a corporation, a “Branch Profits Tax” of 30% (or a lower rate prescribed by an applicable income tax treaty) also may apply to such effectively connected income. Non-U.S. holders may be required to periodically update their IRS Forms W-8. The U.S. federal income tax treatment of any distribution is also subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “FATCA.”

Sale or Other Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of shares of our common stock unless:
•such gain is effectively connected with the holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States);
•such non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met; or
•we are or have been a “United States real property holding corporation”, (a “USRPHC”), for U.S. federal income tax purposes during the five-year period preceding such disposition (or the Non-U.S. holder’s holding period, if shorter) unless our Common Stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding Common Stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our Common Stock.

Gain that is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. holder within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If a Non-U.S. holder is a corporation, a Branch Profits Tax of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests, and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a USRPHC. In addition, no assurance can be provided that our common stock will be regularly traded on an established securities market. Non-U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and the exception for 5% or less stockholders.

Information Reporting and Backup Withholding

Generally, distributions on our common stock and the amount of tax, if any, withheld with respect to such distributions will be reported annually to the IRS and to non-U.S. holders. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

If a non-U.S. holder complies with certification procedures to establish that the holder is not a United States person, backup withholding generally should not apply to distributions on our common stock and information reporting and backup withholding generally should not apply to the proceeds from a sale or other disposition of shares of our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other IRS Form W-8), as applicable, or otherwise meets documentary evidence requirements for establishing that it is a not a United States person, or otherwise establishes an exemption. The amount of any backup withholding will generally be allowed as a refund or credit against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), generally impose a 30% withholding tax on dividends on our common stock and gross proceeds from the sale or other disposition of our common stock if paid to a foreign entity unless (1) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (2) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (3) the foreign entity is otherwise exempted under FATCA.

Withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock, under proposed Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our common stock, holders not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be able to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SHARES OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK.

LEGAL MATTERS

Certain legal matters, including, among other things, the validity of the shares of common stock offered hereby, have been passed upon by Igler and Pearlman, P.A., Tallahassee, Florida, legal counsel to BayFirst. The sales agent is represented by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

The audited consolidated financial statements of BayFirst Financial Corp. as of December 31, 2025 and 2024, and for the years then ended, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated herein by reference. Such consolidated financial statements have been incorporated by reference herein in reliance upon the report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract, or any other document, are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information are available for inspection and copying at the website of the SEC referred to above.

We also maintain a website at www.bayfirstfinancial.com. You may also access those materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Until ____, 2026, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

BayFirst Financial Corp.

[     ], 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by us in connection with this registration statement and the listing of our common stock. All amounts shown are estimates except for the SEC registration fee and the listing fee.

SEC registration fee	$1,986
Printing fees and expenses	5,000
Legal fees and expenses	100,000
Accounting fees and expenses	20,000
Sales agent commissions and expenses	287,565
Custodian, transfer agent, and registrar fees	20,000
Other advisors’ fees	20,000
Miscellaneous	125,449
Total	$580,000

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Florida law, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation’s best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under Florida law, a corporation may not indemnify an officer or director against liability in connection with a claim by or in the right of the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. Florida law provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation’s articles of incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the articles of incorporation, officers of a corporation are also entitled to the benefit of the above statutory provisions.

Consistent with Florida law, both the Company’s and the Bank’s bylaws provide for the indemnification of our directors or officers to the fullest extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our bylaws or Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
II-1

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

Since January 1, 2023, we sold the following unregistered securities:

Series C Preferred Stock

Date	Number of Shares	Proceeds	Sales Agent	Commissions	Class of Purchaser	Exemption Claimed
9/29/2023	1,835	$1,835,000	NA	$—	Accredited Investors
10/18/2023	1,995	$1,995,000	NA	$—	Accredited Investors
11/2/2023	1,760	$1,760,000	NA	$—	Accredited Investors
11/30/2023	731	$731,000	NA	$—	Accredited Investors
12/292023	125	$125,000	NA	$—	Accredited Investors

Series D Preferred Stock

Date	Number of Shares	Proceeds	Sales Agent	Commissions	Class of Purchaser	Exemption Claimed
4/28/2026	4,000	$40,000,000	Hovde Group, LLC	$2,400,000	Accredited Investors	Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D
Series E Convertible Preferred Stock

Date	Number of Shares	Proceeds	Sales Agent	Commissions	Class of Purchaser	Exemption Claimed
4/28/2026	4,000	$40,000,000	Hovde Group, LLC	$2,400,000	Accredited Investors	Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D
II-2

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES. (a) Exhibits.

Exhibit Number	Exhibit Name
1.1	Proposed form of Placement Agency Agreement
*3.1	Amended and Restated Articles of Incorporation
*3.2	Bylaws
*3.3	Amendment to Bylaws, dated August 22, 2019
*3.4	Amendment to Articles of Incorporation, dated September 7, 2023
*3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation - Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series D (Exhibit I-1 to Exhibit 10.16)
*3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation - Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E (Exhibit I-2 to Exhibit 10.16)
*4.1	Form of common stock certificate
*4.2	Form of Series A Preferred Stock certificate
*4.3	Form of Series B Convertible Preferred Stock certificate
*4.4	Form of Series C Cumulative Convertible Preferred Stock certificate
5.1	Opinion of Igler and Pearlman, P.A.
*10.1	Amended and Restated 2017 Equity Incentive Plan
*10.2	Form of Stock Option Agreement under Amended and Restated 2017 Equity Incentive Plan
*10.3	Form of Restricted Stock Award Grant Notice under Amended and Restated 2017 Equity Incentive Plan
*10.4	Form of Restricted Stock Unit Award Grant Notice under Amended and Restated 2017 Equity Incentive Plan
*10.5	Amended and Restated Dividend Reinvestment and Stock Purchase Plan
*10.6	2015 Non-Qualified Employee Stock Purchase Plan Amended and Restated, dated January 25, 2022
*10.7	First Amendment to 2015 Non-Qualified Employee Stock Purchase Plan
*10.8	Business Loan Agreement with First National Bankers Bank, dated March 10, 2021
*10.9	Form of 4.5% Fixed-to-Floating Subordinated Note Due 2021 issued on June 30, 2021
*10.10	Employment Agreement with Thomas G. Zernick, dated October 20, 2021
*10.11	Employment Agreement with Robin L. Oliver, dated October 20, 2021
*10.12	Employment Agreement with Scott J. McKim, dated July 24, 2023
*10.13	Form of Master Lease by and between BayFirst National Bank and Mountainseed Real Estate Services, LLC
*10.14	Amendment to 4.5% Fixed to Floating Subordinated Notes Due June 30, 2031
*10.15	Change in Terms Agreement for FNBB Term Loan
*10.16	Securities Purchase Agreement. dated April 28, 2026
*10.17	Form of Registration Rights Agreement (Exhibit A to Exhibit 10.16)
*10.18	Exchange Agreement (Exhibit J to Exhibit 10.16)
*10.19	Employment Agreement with Alfred T. Rogers, Jr.
*21.1	Subsidiaries of Registrant
23.1	Consent of Forvis Mazars, LLP
23.2	Consent of Igler and Pearlman, P.A. (contained in Exhibit 5.1)
24.1	Power of Attorney (contained with Signatures)
107	Filing Fee Table

ITEM 17.    UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Petersburg, State of Florida on April 30, 2026

BAYFIRST FINANCIAL CORP.

/s/ Robin L. Oliver

Robin L. Oliver, President and
Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robin L. Oliver and Scott J. McKim, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-1 of BayFirst Financial Corp. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Derek S. Berset Derek S. Berset	Director	April 30, 2026
/s/ Mark S. Berset Mark S. Berset	Director	April 30, 2026
/s/ Dennis R. DeLoach, III Dennis R. DeLoach, III	Director	April 30, 2026
/s/ Alexander Harris Alexander Harris	Director	April 30, 2026
/s/ Anthony N. Leo Anthony N. Leo	Director	April 30, 2026
/s/ Scott J. McKim Scott J. McKim	Chief Financial Officer (Principal Financial And Accounting Officer)	April 30, 2026
/s/ Robin L. Oliver Robin L. Oliver	President and Director (Principal Executive Officer)	April 30, 2026
/s/ Christos Politis, M.D. Christos Politis, M.D.	Director	April 30, 2026
/s/ Anthony Saravanos Anthony Saravanos	Director	April 30, 2026
/s/ Bradly W. Spoor Bradly W. Spoor	Director	April 30, 2026
/s/ Sheryl WuDunn Sheryl WuDunn	Director	April 30, 2026
/s/ Barbara Zipperian Barbara Zipperian	Director	April 30, 2026